Exhibit 99.1

PROXY CARD

REVOCABLE PROXY

FLORIDA GULF BANCORP, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON             , 2012.

The undersigned holder of shares of Common Stock of Florida Gulf Bancorp, Inc. (the “Company”) hereby appoints Howard E. Palen and Stephen Machiz, M.D., or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at                     ,                     ,             , Florida, on                     day,             , 2012 at         a.m. and at any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE PROPOSALS SET FORTH BELOW. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.	To approve and adopt the Agreement and Plan of Merger dated March 19, 2012 by and among IBERIABANK Corporation, and the Company, as described in the accompanying proxy statement-prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve a proposal to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted as directed above. The undersigned hereby revokes any and all other proxy or proxies heretofore given to vote or act with respect to the shares held by the undersigned and hereby ratifies and confirms all actions of the herein-named attorneys and proxies and their substitutes, or any of them may lawfully take by virtue hereof.

Please sign, date and return this proxy form whether or not you plan to attend the Special Meeting. This proxy form must be received at the Company by             a.m. on             , 2012 in order to be voted.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SHARES

DATED , 2012

Signature

Signature if held jointly

Please print or type your name

Please mark here if you intend to attend the Special Meeting of Shareholders.

☐

Please return your signed Proxy to: